FORM 8-K

Date of Report (Date of earliest event reported) May 11, 2011

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 661 248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

On May 10, 2011, Tejon Ranch Co. held an annual meeting of its shareholders. Four proposals were acted on at that meeting: (1) The election of three Class III Directors, (2) The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, (3) An advisory resolution on executive compensation, and (4) An advisory vote on the frequency of the advisory vote on executive compensation. Tejon Ranch Co. shareholders reelected all three of the Class III Directors, approved the appointment of Ernst & Young LLP, in an advisory vote approved the compensation plan of the Company, and in and advisory vote approved a three year frequency for holding an advisory vote or compensation. Following are the votes cast for or withheld for each director.

	For	Withheld	Not voted
John L. Goolsby	13,763,445	3,374,859	2,632,268
Norman Metcalfe	13,765,620	3,372,684	2,632,268
Kent G. Snyder	14,687,409	2,450,895	2,632,268

Following are the votes cast for and against ratification of independent registered public accounting firm:

For	Against	Not Voted
17,066,742	71,562	2,632,268

Following are the votes cast related to the advisory resolution on executive compensation:

For	Against	Abstain	Not Voted
9,113,023	5,307,337	519,403	4,830,809

Following are the votes cast related to frequency of the advisory vote on executive compensation:

One Year	Two Years	Three Years	Abstain	Not Voted
5,220,182	46,654	9,186,503	486,424	4,830,809

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2011	TEJON RANCH CO.

	By:	/s/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Senior Vice President, and Chief Financial Officer